Exhibit 99.1

Investor Contacts:
Kevin J. Hammons	Ross W. Comeaux
Executive Vice President	Vice President – Investor Relations
and Chief Financial Officer	615-465-7012
615-465-7000

Media Contact:

Tomi Galin

Senior Vice President, Corporate Communications,

  Marketing and Public Affairs

615-628-6607

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES EARLY TENDER OFFER

RESULTS FOR 5.125% SENIOR SECURED NOTES DUE 2021

FRANKLIN, Tenn. (February 5, 2020) – Community Health Systems, Inc. (the “Company”) (NYSE: CYH) today announced the early tender results of the previously announced cash tender offer (the “Tender Offer”) by its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), for any and all of the Issuer’s outstanding 5.125% Senior Secured Notes due 2021 (the “2021 Notes”) on the terms and subject to the conditions set forth in the Issuer’s Offer to Purchase dated January 23, 2020, and the accompanying Letter of Transmittal dated January 23, 2020.

As of the early tender deadline of 5:00 p.m., New York City time, on February 5, 2020 (the “Early Tender Deadline”), $632,452,000 in aggregate principal amount, or approximately 63.25 percent, of the outstanding 2021 Notes had been validly tendered and not validly withdrawn. All the 2021 Notes validly tendered and not validly withdrawn by the Early Tender Deadline were accepted for purchase by the Issuer.

The following table sets forth the outstanding principal amount of the 2021 Notes, the principal amount that had been tendered and not withdrawn as of the Early Tender Deadline and the principal amount accepted for purchase by the Issuer:

CUSIP No.	Title of Security	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered and Not Withdrawn	Aggregate Principal Amount Accepted for Purchase
12543D AU4	5.125% Senior Secured Notes due 2021	$1,000,000,000	$632,452,000	$632,452,000

Payment for the 2021 Notes accepted for purchase by the Issuer is expected to be made tomorrow, February 6, 2020. The Tender Offer is scheduled to expire at 12:00 midnight, New York City time, on February 20, 2020, unless extended or earlier terminated by the Issuer. The tender withdrawal deadline has passed. Accordingly, tenders of the 2021 Notes may no longer be withdrawn. The Issuer reserves the right to amend, extend or terminate the Tender Offer at any time subject to applicable law.

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CYH Announces Early Tender Offer Results Page 2 February 5, 2020

On January 23, 2020, the Issuer delivered to the trustee for delivery to the holders of the 2021 Notes a conditional notice of redemption to redeem all of the 2021 Notes not purchased by the Issuer in the Tender Offer on February 22, 2020, at a redemption price of 100.000% of the principal amount of the 2021 Notes plus accrued and unpaid interest to, but not including, February 22, 2020.

The Issuer has retained Credit Suisse Securities (USA) LLC to act as dealer manager in connection with the Tender Offer. Questions about the Tender Offer may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect). Copies of the Tender Offer documents and other related documents may be obtained from Global Bondholder Services Corporation, the tender agent and information agent for the Tender Offer, at (866) 470-3800 (toll free) or (212) 430-3774 (collect) or email contact@gbsc-usa.com.

The Tender Offer is being made solely by means of the Tender Offer documents. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the 2021 Notes or any other securities of the Issuer or any other person, nor shall there be any offer or sale of any 2021 Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, nothing contained herein constitutes a notice of redemption of the 2021 Notes. No recommendation is made as to whether holders of the 2021 Notes should tender their 2021 Notes.

Forward-Looking Statements

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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